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                                                                   EXHIBIT 10.31

                           LOAN AND SECURITY AGREEMENT

BORROWERS:   QUALMARK CORPORATION, A COLORADO CORPORATION
ADDRESS:     4580 FLORENCE STREET, DENVER, CO 80238

             QUALMARK ACG CORPORATION, A COLORADO CORPORATION
             4580 FLORENCE STREET, DENVER, CO 80238

DATE:        NOVEMBER 11, 2004

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between PARTNERS FOR GROWTH, L.P. ("PFG"), whose address is 560 Mission Street, 3rd floor, San Francisco, CA 94105 and the borrowers named above (jointly and severally, "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") being signed by the parties concurrently, is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 7 below.)

1. LOANS.

     1.1 LOANS. PFG will make a loan to Borrower (the "Loan") in the amount shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

     1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month.

     1.3 FEES. Borrower shall pay PFG the fees shown on the Schedule, which are in addition to all interest and other sums payable to PFG and are not refundable.

     1.4 LOAN REQUESTS. To obtain a Loan, Borrower shall make a request to PFG by facsimile or telephone. Loan requests may also be made by Borrower by email, but the same shall not be deemed made until PFG acknowledges receipt of the same by email or otherwise in writing. Loan requests received after 12:00 Noon Pacific time will not be considered by PFG until the next Business Day. PFG may rely on any telephone request for a Loan given by a person whom PFG believes in good faith is an authorized representative of Borrower, and Borrower will indemnify PFG for any loss PFG suffers as a result of that reliance.

     1.5 LATE FEE. If any payment of accrued interest for any month is not made within three business days after the date a bill therefor is sent by PFG to Borrower, or if any payment of principal or any other payment is not made within three Business Days after the date due, Borrower shall pay PFG a late payment fee equal to 5% of the amount of such late payment. The provisions of this paragraph shall not be construed as PFG's consent to Borrower's failure to pay any amounts when due, and PFG's acceptance of any such late payments shall not restrict PFG's exercise of any remedies arising out of any such failure.

2. SECURITY INTEREST.

     2.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, each Borrower hereby grants to PFG a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

     In order to induce PFG to enter into this Agreement and to make Loans, each Borrower represents and warrants to PFG as follows, and each Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

     3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

     3.2 NAME; TRADE NAMES AND STYLES. As of the date hereof, the name of Borrower set forth in the heading to this Agreement is its correct name, as set forth in its Articles or Certificate of Incorporation. Listed in the Representations are all prior names of Borrower and all of Borrower's present and prior trade names as of the date hereof. Borrower shall give PFG 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, if applicable to Borrower.

     3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. As of the date hereof, the address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, as of the date hereof, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give PFG at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, except that Borrower may move Collateral on a temporary basis as reasonably required and as is customary and consistent with Borrower's ordinary course of business, and may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

     3.4 TITLE TO COLLATERAL; PERFECTION; PERMITTED LIENS.

          (a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. PFG now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend PFG and the Collateral against all claims of others.

          (b) Borrower has set forth in the Representations all of Borrower's Deposit Accounts, and Borrower will give PFG five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to PFG a control agreement in form sufficient to perfect PFG's security interest in the Deposit Account and otherwise satisfactory to PFG in its good faith business judgment.

          (c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify PFG thereof in writing and provide PFG with such information regarding the same as PFG shall request (unless providing such information would waive the Borrower's attorney-client privilege). Such notification to PFG shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to PFG, and Borrower shall execute and deliver all such documents and take all such actions as PFG shall request in connection therewith.

          (d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

may obtain any rights in any of the Collateral (except such rights which may be obtained after the date hereof, are reasonably acceptable to PFG and are specifically subordinated to the security interest of PPFG) and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by PFG, use commercially reasonable efforts to cause such third party to execute and deliver to PFG, in form acceptable to PFG, such waivers and subordinations as PFG shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

     3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise PFG in writing of any material loss or damage to the Collateral.

     3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

     3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to PFG have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower in all material respects, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to PFG and the date hereof, there has been no Material Adverse Change.

     3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any of the foregoing which are contested by Borrower in good faith, provided that Borrower (i) contests the same by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies PFG in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the same from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     3.9 COMPLIANCE WITH LAW. Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

     3.10 LITIGATION. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform PFG in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

     3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     3.12 NO DEFAULT. At the date hereof, no Default or Event of Default has occurred, and no Default or Event of Default will have occurred after giving effect to any Loans being made concurrently herewith.

4. ADDITIONAL DUTIES OF BORROWER.

     4.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

     4.2. REMITTANCE OF PROCEEDS. Subject to the rights of the Senior Lender, all proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to PFG in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as PFG shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to PFG (i) the proceeds of Accounts arising in the ordinary course of business, or (ii) the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year), or (iii) the proceeds of the sale of other assets not exceeding $50,000 in the aggregate in any fiscal year. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for PFG, except as set forth above, and subject to the rights of the Senior Lender. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     4.3 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to PFG, in such form and amounts as PFG may reasonably require and as are customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to PFG. All such insurance policies shall name PFG as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to PFG. Upon receipt of the proceeds of any such insurance, subject to the rights of the Senior Lender, PFG shall apply such proceeds in reduction of the Obligations as PFG shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, PFG shall release to Borrower insurance proceeds with respect to Equipment totaling less than $250,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. PFG may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, PFG may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to PFG copies of all material reports made to insurance companies.

     4.4 REPORTS. Borrower, at its expense, shall provide PFG with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, projections, operating plans and other financial documentation), as PFG shall from time to time specify in its good faith business judgment.

     4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on two Business Days' notice, PFG, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent PFG's then current standard charge for the same), plus reasonable out-of-pocket expenses. Notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, Borrower shall not be required to disclose to PFG any document or information (i) where disclosure is prohibited by applicable law or any agreement binding on Borrower, or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product. If Borrower is withholding any information under the preceding sentence, it shall so advise PFG in writing, giving PFG a general description of the nature of the information withheld.

     4.6 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without PFG's prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

          (i) merge or consolidate with another corporation or entity (except that QACG may merge into QualMark);

          (ii) acquire any assets, except in the ordinary course of business, or make any Investments other than Permitted Investments;

          (iii) enter into any other transaction outside the ordinary course of business;

          (iv) sell or transfer any Collateral (including without limitation and sale or transfer of Collateral which is then leased back by Borrower), except for (A) the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business, (B) the sale of other assets not exceeding $50,000 in the aggregate in any fiscal year, (C) the making or Permitted Investments,
(D) the granting of Permitted Liens, and (E) the non-exclusive licensing of Intellectual Property in the ordinary course of business;

          (v) store any Inventory or other Collateral with any warehouseman or other third party, unless there is in place a bailee agreement in such form as PFG shall specify in its good faith business judgment;

          (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

     (vii) make any loans of any money or other assets, other than Permitted Investments;
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

          (viii) incur any Indebtedness, other than Permitted Indebtedness;

          (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity;

          (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower and dividends paid by QACG to QualMark);

          (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock;

          (xii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto;

          (xiii) with respect to QualMark, cease to own 100% of QACG;

          (xiv) with respect to QualMark, permit a change in control of QACG; or

          (xv) dissolve or elect to dissolve (except that QACG may dissolve into QualMark).

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

     4.7 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against PFG with respect to any Collateral or relating to Borrower, Borrower shall, without expense to PFG, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that PFG may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     4.8 CHANGES. Borrower agrees to notify PFG in writing of any changes in the information set forth in the Representations.

     4.9 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by PFG, to execute all documents and take all actions, as PFG, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain PFG's perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

5. TERM.

     5.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to Sections 5.2 and 5.3 below.

     5.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) if specifically permitted in the Schedule, by Borrower, effective three Business Days after written notice of termination is given to PFG; or (ii) by PFG at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower (if permitted in the Schedule) or by PFG under this Section 5.2, Borrower shall pay to PFG a prepayment fee in the amount set forth in the Schedule. Any prepayment fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

     5.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of PFG's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that PFG may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of PFG, nor shall any such termination relieve Borrower of any Obligation to PFG, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, PFG shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate PFG's security interests.

6. EVENTS OF DEFAULT AND REMEDIES.

     6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give PFG immediate written notice thereof:

          (a) Any warranty, representation, statement, report or certificate made or delivered to PFG by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

          (b) Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation within three Business Days after the date due; or

          (c) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall breach any of the provisions of Section 4.6 hereof, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit PFG to conduct an inspection or audit as provided in Section 4.5 hereof or shall fail to provide PFG with reports required under Section 6 of the Schedule within one Business Day after the date due; or

          (d) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or

          (e) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or

          (f) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

          (g) Borrower breaches any material contract or obligation, which has resulted or reasonably may be expected to result in a Material Adverse Change; or

          (h) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

          (i) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or

          (j) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

          (k) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

          (l) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations (other than as permitted in the applicable subordination agreement), or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

          (m) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of PFG; or

          (n) a Material Adverse Change shall occur.

PFG may cease making any Loans hereunder during any of the cure periods provided above, and thereafter if an Event of Default has occurred and is continuing.

     6.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, PFG, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document;
(b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes PFG without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

the premises in exclusive control thereof, without charge for so long as PFG deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should PFG seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that PFG retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to PFG at places designated by PFG which are reasonably convenient to PFG and Borrower, and to remove the Collateral to such locations as PFG may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, PFG shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time PFG obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. PFG shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as PFG deems reasonable, or on PFG's premises, or elsewhere and the Collateral need not be located at the place of disposition. PFG may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes PFG to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in PFG's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Exercise any and all rights under any present or future control agreements relating to Deposit Accounts or Investment Property; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of PFG's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the "Default Rate").

     6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and PFG agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by PFG, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.;
(v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, PFG may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. PFG shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     6.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting PFG's other rights and remedies, Borrower grants to PFG an irrevocable power of attorney coupled with an interest, authorizing and permitting PFG (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but PFG agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that PFG may, in its good faith business judgment, deem advisable in order to perfect and maintain PFG's security interest in the Collateral, or in order to exercise a right of Borrower or PFG, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;
(c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into PFG's possession; (d) Endorse all checks and other forms of remittances received by PFG; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in
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PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give PFG the same rights of access and other rights with respect thereto as PFG has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall PFG's rights under the foregoing power of attorney or any of PFG's other rights under this Agreement be deemed to indicate that PFG is in control of the business, management or properties of Borrower.

     6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by PFG first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as PFG shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to PFG for any deficiency. If, PFG, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, PFG shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by PFG of the cash therefor.

     6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, PFG shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between PFG and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by PFG of one or more of its rights or remedies shall not be deemed an election, nor bar PFG from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of PFG to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7. DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

     "Account Debtor" means the obligor on an Account.

     "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

     "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "Business Day" means a day on which PFG is open for business.

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "Collateral" has the meaning set forth in Section 2 above.

     "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by PFG or cured within any applicable cure period.

     "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "Default Rate" has the meaning set forth in Section 6.2 above.

     "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

     "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

     "Event of Default" means any of the events set forth in Section 6.1 of this Agreement.

     "GAAP" means generally accepted accounting principles consistently applied.

     "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     "good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of PFG's business judgment.

     "including" means including (but not limited to).

     "Indebtedness" means (a) indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business), (b) obligations evidenced by bonds, notes, debentures or other similar instruments, (c) reimbursement obligations in connection with letters of credit, and (d) capital lease obligations.

     "Intellectual Property" means all present and future: (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; and
(j) all licenses or other rights to use any property or rights of a type described above.

     "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     "Investment" means any beneficial ownership interest in any Person (including any stock, partnership interest or other equity or debt securities issued by any Person), and any loan, advance or capital contribution to any Person.

     "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

     "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between PFG and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

     "Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of PFG's security interests in the Collateral.

     "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to PFG, whether evidenced by this Agreement or any note or other instrument or document or other written representation, undertaking, consent or agreement of Borrower, whether arising from an

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by PFG in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

     "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

     "Payment" means all checks, wire transfers and other items of payment received by for credit to Borrower's outstanding Obligations.

     "Permitted Indebtedness" means, collectively for QualMark and QACG:

          (i) the Loans and other Obligations; and

          (ii) Indebtedness existing on the date hereof and shown on Exhibit A hereto;

          (iii) Subordinated Debt;

          (iv) Indebtedness owing to Senior Lender not to exceed the Senior Debt Limit specified in the Schedule;

          (v) other Indebtedness secured by Permitted Liens;

          (vi) reimbursement obligations in respect of letters of credit in an aggregate face amount outstanding not to exceed $300,000 at any time outstanding, which has been reported to PFG in writing, and, in the case of reimbursement obligations to the Senior Lender in respect of letters of credit which do not exceed the Senior Debt Limit (taking into account all other Indebtedness to Senior Lender).

     "Permitted Investments" are:

          (i) Investments (if any) shown on the Exhibit A and existing on the date hereof;

          (ii) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition;

          (iii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc; and

          (iv) bank certificates of deposit issued maturing no more than 1 year after issue.

     "Permitted Liens" means the following:

          (i) purchase money security interests in specific items of Equipment;

          (ii) leases of specific items of Equipment;

          (iii) liens for taxes not yet payable;

          (iv) additional security interests and liens consented to in writing by PFG, which consent may be withheld in its good faith business judgment. PFG will have the right to require, as a condition to its consent under this subparagraph (iv), that the holder of the additional security interest or lien sign an intercreditor agreement on PFG's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of PFG, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement;

          (v) security interests being terminated substantially concurrently with this Agreement;

          (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

          (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

          (viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

          (ix) statutory, common law or contractual liens of depository institutions or institutions holding securities account (including rights of set-off) securing only customary charges and fees in connection with such accounts; and

          (x) liens in favor of Senior Lender securing an amount not in excess of the Senior Debt Limit.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "QualMark" means Qualmark Corporation.

     "QACG" means Qualmark ACG Corporation, the wholly-owned Subsidiary of QualMark.

     "Representations" means the written Representations and Warranties provided by Borrower to PFG referred to in the Schedule.

     "Senior Lender" has the meaning set forth in Section 8 of the Schedule.

     "Subordinated Debt" means debt incurred by Borrower subordinated to Borrower's debt to PFG (pursuant to a subordination agreement entered into between PFG, Borrower and the subordinated creditor), on terms acceptable to PFG in its absolute discretion.

     "Subsidiary" means (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Borrower, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Borrower, (c) any other entity included in the financial statements of Borrower on a consolidated basis.

     Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.


8. GENERAL PROVISIONS.

     8.1 CONFIDENTIALITY. PFG agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by PFG from the Borrower, which indicates that it is confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that PFG may disclose such information (i) to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other Persons to whom PFG shall at any time be required to make such disclosure in accordance with applicable law or legal process, and (ii) in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default, or in connection with any dispute with Borrower or any other Person relating to Borrower. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of PFG relating to Borrower.

     8.2 INTEREST COMPUTATION. In computing interest on the Obligations, all Payments received after 12:00 Noon, Pacific Time, on any day shall be deemed received on the next Business Day.

     8.3 PAYMENTS. All Payments may be applied, and in PFG's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as PFG shall determine in its good faith business judgment.

     8.4 MONTHLY ACCOUNTINGS. PFG shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by PFG), unless Borrower notifies PFG in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

     8.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally, or by reputable private delivery service, or by regular first-class mail, or certified mail return receipt requested, or by fax to the most recent fax number a party has for the other party (and if by fax, sent concurrently by one of the other methods provided herein), addressed to PFG or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or on the first business day of receipt during business hours, U.S. Pacific Time, in the case of notices sent by fax, as provided herein.

     8.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     8.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and PFG and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     8.8 WAIVERS; INDEMNITY. The failure of PFG at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of PFG later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of PFG or its agents or employees, but only by a specific written waiver signed by an authorized officer of PFG and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by PFG on which Borrower is or may in any way be liable, and notice of any action taken by PFG, unless expressly required by this Agreement. Borrower hereby agrees to indemnify PFG and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between PFG and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages resulting from the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

     8.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG, but nothing herein shall relieve PFG from liability for its own gross negligence or willful misconduct.

     8.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of PFG.

     8.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     8.12 ATTORNEYS' FEES AND COSTS. Borrower shall reimburse PFG for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by PFG, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs PFG incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce PFG's security interest in, the Collateral; and otherwise represent PFG in any litigation relating to Borrower. If either PFG or Borrower files any lawsuit

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which PFG may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     8.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and PFG; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of PFG, and any prohibited assignment shall be void. No consent by PFG to any assignment shall release Borrower from its liability for the Obligations.

     8.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     8.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against PFG, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by PFG, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of PFG, or on any other person authorized to accept service on behalf of PFG, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of PFG in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

     8.16 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and PFG acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or Borrower under any rule of construction or otherwise. The defined term "Borrower" shall mean, as the context requires, each of QualMark and QACG severally, and QualMark and QACG jointly.

     8.17 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to PFG to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARTNERS FOR GROWTH                                  LOAN AND SECURITY AGREEMENT

     8.18 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND PFG EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF PFG OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PFG OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:                               PFG:

QUALMARK CORPORATION                    PARTNERS FOR GROWTH, L.P.


BY /s/ CHARLES JOHNSTON                 BY /s/ DONALD CAMPBELL
   ----------------------------------      -------------------------------------
   PRESIDENT OR VICE PRESIDENT          NAME: DONALD CAMPBELL
                                        TITLE: MANAGER, PARTNERS FOR GROWTH, LLC
                                               ITS GENERAL PARTNER


BY /s/ ANTHONY SCALESE
   ----------------------------------
   SECRETARY OR ASS'T SECRETARY


BORROWER:

QUALMARK ACG CORPORATION


BY /s/ CHARLES JOHNSTON
   ----------------------------------
   PRESIDENT OR VICE PRESIDENT


BY /s/ ANTHONY SCALESE
   ----------------------------------
   SECRETARY OR ASS'T SECRETARY

PARTNERS FOR GROWTH

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:   QUALMARK CORPORATION, A COLORADO CORPORATION
ADDRESS:    4580 FLORENCE STREET, DENVER, CO 80238

            QUALMARK ACG CORPORATION, A COLORADO CORPORATION
            4580 FLORENCE STREET, DENVER, CO 80238

DATE:       NOVEMBER 12, 2004

This Schedule forms an integral part of the Loan and Security Agreement between PARTNERS FOR GROWTH, L.P. and the above-Borrowers of even date. Defined terms used in this Schedule have the meanings set forth herein and in the Loan and Security Agreement.

1. LOAN (Section 1.1):

     (a) LOAN:                     The Loan shall consist of (i) a term loan in
                                   the amount of $1,000,000, which shall be
                                   disbursed in its entirety, less the amount
                                   required to discharge the Chase Lien (as
                                   defined in Schedule Section 8(f)), on the
                                   Date hereof (the "Initial Advance"); and (ii)
                                   at QualMark's option, subject to the terms
                                   and conditions of the Agreement and this
                                   Schedule, up to an additional $1,000,000
                                   principal borrowing upon the same terms and
                                   with the same Maturity Date as the Initial
                                   Advance (the "Additional Advance").
                                   QualMark's right to request the Additional
                                   Advance is expressly subject, inter alia, to
                                   there being no Event of Default by Borrowers
                                   outstanding and uncured. Principal and any
                                   accrued but unpaid interest is due and
                                   payable on the Maturity Date.

     (b) CONDITION TO ADDITIONAL   In addition to PFG's reasonable determination
         ADVANCE:                  that at the time of such request there is no
                                   Event of Default outstanding and uncured,
                                   QualMark's right to request the Additional
                                   Advance is expressly conditioned upon PFG's
                                   determination that Borrowers (on a
                                   consolidated basis) have achieved at least
                                   $500,000 in EBITDA (as defined below) in each
                                   of 3 consecutive calendar quarters during the
                                   term of the Loan, or such other dollar
                                   thresholds as PFG may in its discretion then
                                   agree.

     (c) PRINCIPAL REPAYMENT /     The principal amount of the Loan shall be
         PREPAYMENT:               repaid on the Maturity Date, on which date
                                   the entire unpaid principal balance of the
                                   Loan plus any and all accrued and unpaid
                                   interest shall be paid. Borrower may not
                                   prepay the Loan.

     (d) CONVERSION:               (i) At any time prior to the Maturity Date,
                                   PFG may at its option convert the Initial
                                   Advance (or any part thereof) into the
                                   (registered or unregistered, as the case may
                                   be) Common Stock of QualMark ("PFG
                                   Conversion") at $1.66 (the "Conversion
                                   Price"). The Conversion Price is subject to
                                   adjustment for stock splits, combinations,
                                   reclassifications and similar transactions.

                                   (ii) At any time prior to the Maturity Date, PFG may at its option convert any outstanding
                                   Additional Advance (or any part thereof) into the Common Stock of QualMark at a per share price equal to the lesser of (i) the Conversion Price, or (ii) 110% of the closing price quoted on the OTC Bulletin Board (or such other

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                   exchange as QualMark's Common Stock may be listed from time to time) for QualMark's
                                   Common Stock over the 10-trading-day period before PFG gives written notice of its conversion (the "Additional Advance
                                   Conversion Price"). The Additional Advance
                                   Conversion Price is subject to adjustment for stock splits, combinations, reclassifications and similar transactions.

                                   (iii) The effective date of PFG Conversion
                                   (whether under (i) or (ii), above, or both) shall be the date the notice of conversion is given by PFG and QualMark shall deliver the Common Stock issuable upon conversion upon exercise of PFG Conversion within 3 business days of such effective date.

     (e) QUALMARK -INITIATED       QualMark may upon 30 days' written notice
         CONVERSION:               effect the conversion of the principal amount
                                   of the Initial Advance and any Additional
                                   Advance then outstanding ("Borrower
                                   Conversion Option"). The QualMark Conversion
                                   is subject to the following conditions and
                                   limitations: (i) At the time QualMark notices
                                   a Borrower Conversion Option, there shall not
                                   have occurred and be continuing any Event of
                                   Default under the Loan which has not, for the
                                   purposes of the Borrower Conversion Option,
                                   been waived by PFG; and (ii) The Borrower
                                   Conversion Option may only be exercised after
                                   the expiry of 3 years from the date hereof;
                                   and (iii) The Borrower Conversion Option may
                                   only be exercised if and when the OTC
                                   Bulletin Board-quoted closing price of
                                   QualMark's Common Stock for each day in a
                                   period of 20 consecutive trading days prior
                                   to QualMark's notice of exercise has exceeded
                                   300% of the Conversion Price (as defined in
                                   Schedule Section 1(d)(i) above) with respect
                                   to the conversion of the Initial Advance, and
                                   300% of the Additional Advance Conversion
                                   Price (as defined in Schedule Section
                                   1(d)(ii) above) with respect to the
                                   conversion of the Additional Advance.

2. INTEREST.

     INTEREST RATE                 The Loan shall bear interest at a rate equal
     (Section 1.2):                to eight percent (8%) per annum (the "Initial
                                   Rate"). Interest shall be calculated on the
                                   date hereof and thereafter on a calendar
                                   quarterly basis assuming a 360-day year and a
                                   year of twelve months of 30 days each for the
                                   actual number of days elapsed. Accrued
                                   interest for each month shall be payable
                                   monthly, on the last day of each calendar
                                   month.

     INTEREST RATE RESET:          So long as Borrower is in full compliance
                                   with the terms of the Loan, upon the first
                                   day of the month following each anniversary
                                   that the Loan (or any part thereof) is
                                   outstanding, the Initial Rate shall be
                                   reduced 2.083 basis points for each penny
                                   that the average closing price of QualMark's
                                   Common Stock over the 20-trading-day period
                                   preceding each such anniversary exceeds the
                                   Conversion Price. In no event shall the
                                   interest rate payable in respect of the Loan
                                   be less than 1.75%. For example, if the Loan
                                   is executed on November 15, 2004, the
                                   Conversion Price is $1.66, and the average
                                   price of the Common Stock during the
                                   20-trading-day period before December 1, 2005
                                   is $1.75, then the interest rate applicable
                                   to the Loan from December 1, 2005 until
                                   December 1, 2006 would be 7.72921% (8% -
                                   (0.02083 x (1.75-1.66))). Subsequent interest
                                   rate resets may be made on an annual basis
                                   thereafter. Notwithstanding any Interest Rate
                                   Resets effected hereunder, however, if there
                                   shall occur an Event of Default which remains
                                   uncured after any applicable cure periods,
                                   the interest rate payable hereunder shall be
                                   the Default Rate set forth in the Loan
                                   Agreement plus the Initial Rate.

3. FEES (Section 1.3):

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

     Loan Fee:                     2% of the Initial Advance ($20,000) and 2% of
                                   any Additional Advance, as and when drawn.

4. MATURITY DATE                   November 11, 2009
  (Section 5.1):

5. FINANCIAL COVENANTS /           Borrower shall at all times equal or exceed
   AMORTIZATION TRIGGER            100% of the EBITDA forecast set forth below,
   (Section 4.1):                  as measured on a calendar quarterly basis
                                   commencing with the first calendar quarter of
                                   2005, or such modified EBITDA plan as PFG and
                                   Borrower may otherwise mutually agree in
                                   writing (the "EBITDA Plan"). If Borrower
                                   should at any time fail to achieve 100% of
                                   EBITDA Plan (the "Amortization Trigger"), PFG
                                   may, at its sole option, elect to amortize
                                   all or (at PFG's sole option) part of the
                                   Loan over a 30-month period in even principal
                                   payments and Borrower shall thereafter
                                   commence to make monthly payments of
                                   principal and interest on the Loan in
                                   conformity with the amortization schedule
                                   notified by PFG.
                                   2005 EBITDA Plan

                                   Q1 - 2005   $135,000
                                   Q2 - 2005   $102,000
                                   Q3 - 2005   $195,000
                                   Q4 - 2005   $165,000

                                   For 2006 and beyond, quarterly EBITDA target will be negotiated between Borrower and PFG on a good faith basis and determined in PFG's reasonable discretion based on the financial plan approved by QualMark's Board of Directors for such subsequent periods.

CERTAIN DEFINITIONS:               "EBITDA" means Borrower's earnings before
                                   interest, taxes, depreciation, amortization
                                   and any non-cash charges to earnings directly
                                   related to required accounting treatment of
                                   options and similar employee incentives.

6. REPORTING.                      Borrower shall provide PFG with the
   (Section 4.4):                  following:

                                   (a) Monthly unaudited consolidated financial statements, as soon as available, and in any event within 20 days after the end of each month.

                                   (b)  Compliance Certificates, in such form
                                        and at such times as PFG shall
                                        reasonably specify, signed by the Chief
                                        Financial Officer of Borrower,
                                        certifying that as of the end of each
                                        calendar quarter, Borrower was in full
                                        compliance with all of the terms and
                                        conditions of this Agreement, and
                                        setting forth calculations showing its
                                        EBITDA performance for such period.

                                   (c)  Annual financial statements, as soon as
                                        available, and in any event within 120
                                        days following the end of Borrower's
                                        fiscal year, certified by, and together
                                        with an unqualified opinion of,
                                        independent certified public accountants acceptable to PFG. If Borrower files a form 10-K with the Securities and Exchange Commission or otherwise publishes its current financial information in the public domain and the same is readily available

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                        within said period, the foregoing
                                        reporting requirement will be deemed
                                        satisfied.

                                   (d)  As and when information previously
                                        provided would no longer be true,
                                        complete and accurate, an update to the
                                        Representations (Schedule Section 7,
                                        below).

                                   (e)  Copies of all reports and statements
                                        provided by Borrower to the Senior
                                        Lender at the same time the same are
                                        provided to the Senior Lender.

7. BORROWER INFORMATION:

                                   Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated November
                                   11, 2004, previously submitted to PFG (the
                                   "Representations") is true and correct as of the date hereof.

8. ADDITIONAL PROVISIONS

                                   (a)  SENIOR LENDER.

                                        (1)  Senior Lender. As used herein,
                                             "Senior Lender" means Silicon
                                             Valley Bank, and "Senior Loan
                                             Documents" means that certain Loan
                                             and Security Agreement dated as of
                                             November 8, 2004, between QualMark
                                             and Silicon Valley Bank.

                                        (2)  Senior Debt Limit. Borrower shall
                                             not permit the total Indebtedness
                                             of Borrower to Senior Lender to
                                             exceed $2,450,000 at any time
                                             outstanding (the "Senior Debt
                                             Limit"), including, but not limited
                                             to, monies borrowed by Borrower,
                                             interest on loans due from
                                             Borrower, fees and expenses for
                                             which Borrower is obligated, sums
                                             due from Borrower in connection
                                             with issuance of commercial letters
                                             of credit, overdrafts, issuance of
                                             forward contracts for foreign
                                             exchange reserve, and any other
                                             direct or indirect financial
                                             accommodation Senior Lender may
                                             provide to Borrower).

                                        (3)  Senior Loan Documents. Borrower
                                             represents and warrants that it has
                                             provided PFG with true and complete
                                             copies of all existing Senior Loan
                                             Documents, and Borrower covenants
                                             that it will, in the future,
                                             provide PFG with true and complete
                                             copies of any future Senior Loan
                                             Documents, including without
                                             limitation any amendments to any
                                             existing Senior Loan Documents.

                                   (b) DEPOSIT ACCOUNTS. Concurrently, QualMark and QACG (as defined in Schedule Section
                                        8(e)) shall cause the banks and other
                                        institutions where its Deposit Accounts
                                        are maintained to enter into control
                                        agreements with PFG, in form and
                                        substance satisfactory to PFG in its
                                        good faith business judgment and
                                        sufficient to perfect PFG's security
                                        interest in said Deposit Accounts,
                                        subject to the security interest of the
                                        Senior Lender. Said control agreements
                                        shall permit PFG, in its discretion, to
                                        withdraw from said Deposit Accounts
                                        accrued interest on the Obligations
                                        monthly (subject to the rights of the
                                        Senior Lender).

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                   (c)  SUBORDINATION OF INSIDE DEBT AND ALL
                                        OTHER THIRD PARTY DEBT NOT CONSTITUTING
                                        PERMITTED INDEBTEDNESS. All present and
                                        future indebtedness of Borrower to its
                                        officers, directors and shareholders
                                        ("Inside Debt") shall, at all times, be
                                        subordinated to the Obligations pursuant to a subordination agreement on PFG's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except as set forth in Exhibit A to this Schedule.
                                        Prior to incurring any Inside Debt in
                                        the future, Borrower shall cause the
                                        person to whom such Inside Debt will be
                                        owed to execute and deliver to PFG a
                                        subordination agreement on PFG's
                                        standard form. In addition, all present
                                        and future indebtedness to any third
                                        party, if not Permitted Indebtedness,
                                        shall be at all times subordinated to
                                        the Obligations pursuant to a
                                        subordination agreement on PFG's
                                        standard form.

                                   (d)  OTHER DEBT FINANCING--RIGHT OF FIRST
                                        REFUSAL. QualMark hereby grants PFG a
                                        right of first refusal to provide any
                                        future debt financing which would
                                        require the subordination of the
                                        Obligation. Prior to entering into any
                                        agreement with any other Person to
                                        provide QualMark with such debt
                                        financing, QualMark shall advise PFG in
                                        writing of the proposed terms of the
                                        same and provide PFG with copies of all
                                        proposal letters, commitment letters,
                                        proposed loan documents and other
                                        documents relating to the other
                                        financing, and PFG shall have 10 days
                                        after receipt of all of the foregoing to agree in writing to provide debt financing to QualMark on the same terms and conditions. If PFG does not do so, QualMark may proceed to obtain the debt financing from the other Person (the
                                        "New Lender") on the terms and
                                        conditions advised to PFG, but in the
                                        event of a change in any of the material proposed terms, QualMark shall again give PFG the right of first refusal to provide the debt financing on such changed terms as provided above. If PFG declines to participate in such noticed debt financing and QualMark proceeds with such financing with the New Lender, PFG shall, at its sole option, either
                                        (i) subordinate the Obligations to the
                                        lien of the New Lender in respect of
                                        such debt financing (and to the extent
                                        thereof only), or (ii) request Borrower
                                        to pay and discharge all Obligations. If
                                        PFG elects to have its Obligations paid
                                        by Borrower, QualMark shall,
                                        contemporaneously with such payment,
                                        issue PFG a warrant to purchase that
                                        number of shares of Common Stock into
                                        which the Initial Advance and Additional
                                        Advance (if outstanding) would have
                                        converted if then converted under the
                                        terms of Sections (d)(i) and (d)(ii) of
                                        this Schedule (the "Warrant"). The
                                        Warrant shall expire on the Maturity
                                        Date, shall be exercisable at the
                                        Conversion Price and shall permit "net
                                        exercise", as such term is customarily
                                        used in warrant transactions.

                                   (e)  CROSS-GUARANTY. Concurrently, QualMark
                                        shall cause QualMark ACG Corporation,
                                        its wholly-owned Subsidiary ("QACG"), to execute and deliver to PFG a Continuing
                                        Guaranty with respect to all of the
                                        Obligations applicable to QualMark, and
                                        certified resolutions or other evidence
                                        of authority with respect to the
                                        execution and delivery of such Guaranty, all pursuant to documentation acceptable to PFG in its good faith business judgment. Throughout the term of this Agreement QualMark shall cause QACG to, and QACG shall, maintain such Continuing
                                        Guaranty in full force and effect.
                                        Concurrently, QualMark shall execute and deliver to PFG a Continuing Guaranty with respect to all of the Obligations applicable to QACG. Throughout the term of this Agreement QualMark shall maintain such Continuing Guaranty in full force and effect.

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT


                                   (f)  USE OF PROCEEDS; ACG ACQUISITION; DIRECT
                                        REMITTANCE BY PFG. The proceeds of the
                                        Loan are to be used for general working
                                        capital purposes. Notwithstanding the
                                        foregoing, Borrower represents that (i)
                                        a portion of the proceeds of the Loan,
                                        are anticipated to be used shortly after the date hereof to acquire certain assets and associated operating liabilities of ACG Dynamics, Inc. (the
                                        "ACG Assets") pursuant to the terms of
                                        that certain draft Asset Purchase
                                        Agreement delivered to PFG on November
                                        9, 2004 (the "Asset Purchase
                                        Agreement"), (ii) Borrower has organized
                                        QACG, to acquire the ACG Assets, (iii)
                                        the ACG Assets are subject to a lien in
                                        favor of J.P. Morgan Chase Bank (the
                                        "Chase Lien"), and (iv) there are no
                                        other liens on the ACG Assets other than liens disclosed in Exhibit A to this Schedule. PFG consents to the purchase of the ACG Assets, the formation of a new wholly-owned Subsidiary, QACG to purchase the ACG Assets and carry on the business associated therewith, and the use of Loan proceeds to consummate the purchase of ACG Assets upon terms materially consistent with the terms of the Asset Purchase Agreement. PFG shall directly remit up to a maximum of $160,434.08, and Borrower consents to
                                        PFG's direct payment of such amount, to
                                        J.P. Morgan Chase Bank to discharge the
                                        Chase Lien. If PFG shall receive notice
                                        from Borrower that it will not conclude
                                        the purchase of ACG Assets as
                                        contemplated in the Asset Purchase
                                        Agreement, upon Borrower request, PFG
                                        shall promptly remit the Loan proceeds
                                        withheld for such purpose to Borrower
                                        and Borrower shall use such proceeds for general working capital purposes.

                                   (g)  OTHER AFFILIATES. Borrower represents
                                        and warrants that, except for QACG,
                                        Borrower does not have any other direct
                                        or indirect Subsidiaries. Except for
                                        QACG, Borrower shall not have any other
                                        direct or indirect Subsidiaries, except
                                        Subsidiaries which have executed and
                                        delivered to PFG a Continuing Guaranty
                                        with respect to all of the Obligations,
                                        and a Security Agreement granting PFG a
                                        security interest in all of their
                                        assets, and certified resolutions or
                                        other evidence of authority with respect to the execution and delivery of such Guaranty and Security Agreement, all pursuant to documentation acceptable to
                                        PFG in its good faith business judgment, all of which continues in full force and effect.

                                   (h)  INTELLECTUAL PROPERTY SECURITY
                                        AGREEMENTS. QualMark and QACG are
                                        concurrently executing and delivering to
                                        PFG Intellectual Property Security
                                        Agreements. Borrower shall provide PFG
                                        with the Exhibits to all such Security
                                        Agreements of Borrower and QACG which
                                        list their respective trademarks and
                                        patents, within 15 days after the date
                                        hereof. None of Borrower or QACG have
                                        any copyrights registered with the
                                        United States Copyright Office.

                                   (i)  PIGGYBACK REGISTRATION RIGHTS. QualMark
                                        undertakes to provide PFG with the
                                        piggyback registration rights set forth
                                        in Exhibit B in respect of QualMark
                                        Common Stock issued upon exercise of
                                        PFG's conversion rights under Schedule
                                        Section 1(d) and with respect to Common
                                        Stock issuable pursuant to the exercise
                                        of a Warrant under Schedule Section
                                        8(d), as the case may be.

PARTNERS FOR GROWTH                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

Borrower:                               PFG:

QualMark Corporation                    PARTNERS FOR GROWTH, L.P.


BY /s/ CHARLES JOHNSTON                 By /s/ Donald Campbell
   ----------------------------------      -------------------------------------
   PRESIDENT OR VICE PRESIDENT          Name: Donald Campbell
                                        Title: Manager, Partners for Growth, LLC
                                               Its General Partner


BY /s/ ANTHONY SCALESE
   ----------------------------------
   SECRETARY OR ASS'T SECRETARY


Borrower:

QualMark ACG Corporation


BY /s/ CHARLES JOHNSTON
   ----------------------------------
   PRESIDENT OR VICE PRESIDENT


BY /s/ ANTHONY SCALESE
   ----------------------------------
   SECRETARY OR ASS'T SECRETARY

                    EXHIBIT A TO LOAN AND SECURITY AGREEMENT

Section 7--"Permitted Indebtedness"--Other Existing Permitted Indebtedness:

1. "Indebtedness" disclosed on QualMark's Form 10QSB dated September 30, 2004 and provided to PFG.

2.   Equipment Leases:

     QUALMARK CORPORATION

     Lease dated July 8, 2004, Dell Computers, for computer servers and related software, with approximately $26,000 remaining

     Lease dated December 12, 2001, Hewlett Packard, for computer server and related software, with approximately $3,000 remaining

     Lease dated May 3, 2003, Inter-tel, for internal telephone equipment and related software, with approximately $28,000 remaining.

     Continuing operating lease, Pitney Bowes, for postage machine, with approximately $150 per quarter payments.

     QUALMARK ACG CORPORATION

     Lease dated December 3, 2002, Konica, for a copy machine, with approximately $2,000 remaining.

     Lease dated August 27, 2003, Fleet, for internal telephone system and related software, with approximately $6,000 remaining.

     Continuing operating lease, Pitney Bowes, for postage machine, with approximately $50 per quarter payments.

Section 8 - "Inside Debt":

     NONE

Section 7--"Permitted Investments"--Other Existing Permitted Investments:

1. The acquisition of the ACG Assets generally upon the terms set forth in that certain draft Asset Purchase Agreement dated November 12, 2004.

1. PIGGYBACK REGISTRATION RIGHTS.

1.1 Piggyback Rights. If (but without any obligation to do so) QualMark (the "Company") proposes to register any of its equity securities under the United States Securities Act of 1933 (the "Act") in connection with the public offering of such shares (other than (i) a registration relating solely to the sale of securities to participants in a Company equity option or share rights or share purchase plan, (ii) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or (iii) a registration relating to the offer and sale of debt securities, (iv) a registration on any registration form that does not permit secondary sales, or (v) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock issuable upon conversion of the PFG Loan or exercise of the Warrant (under Schedule Section 8(d), as applicable (the "Conversion Stock"), the Company shall, at such time, promptly give PFG written notice of such registration. Upon the written request of PFG given within ten (10) business days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 1.4 of this Exhibit C, use all commercially reasonable efforts to cause a registration statement to become effective, which includes all of the Conversion Stock that PFG requests to be registered by such notice and for which PFG (or its individual members) is then the shareholder of record (or would be the shareholder of record upon conversion of the PFG Loan or exercise of the Warrant, as applicable).

1.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration whether or not PFG has elected to include securities in such registration.

1.3 Expenses of Registration. PFG shall bear its pro rata portion of registration expenses.

1.4 Underwriting Requirements. In connection with any offering involving an underwriting of Common Stock of the Company, the Company shall not be required under this Section to include any of the Conversion Stock in such underwriting unless PFG accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Conversion Stock, requested by shareholders or other securities holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Conversion Stock, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders, including PFG, according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as may be mutually agreed to by such selling shareholders).

1.5 Information from PFG. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Conversion Stock that PFG shall furnish to the Company such information regarding itself and its individual members, the Conversion Stock held by PFG or its members, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Conversion Stock.

1.6 No Delay of Registration. PFG shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

2. INDEMNIFICATION

In the event any shares of Conversion Stock are included in a registration statement under Section 1 of this Exhibit C:

2.1 The Company Indemnity. To the extent permitted by law, the Company will indemnify, defend and hold harmless PFG, its partners or officers, directors, shareholders, legal counsel and accountants for PFG, any underwriter (as defined in the Act) for PFG and each person, if any, who controls PFG or underwriter, within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each an "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with such registration; and the Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however that the indemnity agreement contained in this Section 2.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Indemnified Person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting any such losses, claims, damages or liabilities purchased Conversion Stock in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

2.2 PFG Indemnity. To the extent permitted by law, PFG and each of them will jointly and severally indemnify, defend and hold harmless the Company, each of its directors, each of its officers, each of its partners, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by PFG expressly for use in connection with such registration; and PFG will reimburse any person intended to be indemnified pursuant to this Section 2.2 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however that the indemnity agreement contained in this Section 2.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of PFG (which consent shall not be unreasonably withheld).

2.3 Prompt Notice Required. Promptly after receipt by an indemnified party under this Section 2 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.3.

2.4 Alternative Relief. If the indemnification provided for in this Section 2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party.

2.5 Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2, the provisions in the underwriting agreement shall control.

2.6 Survival. The obligations of the Company and PFG under this Section 2 shall survive the completion of any offering of the Conversion Stock in a registration statement under Section 1 of this Exhibit C.

3. ASSIGNMENT

The rights to cause the Company to register Conversion Stock pursuant to Section 1 of this Exhibit C may be assigned (but only with all related obligations) by PFG to a transferee or assignee of such securities provided; (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Agreement.

4. TERMINATION OF REGISTRATION RIGHTS

PFG shall not be entitled to exercise any right provided for in Section 1 of this Exhibit C after such time at which all Conversion Stock of the relevant holder can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.